                                                                  Exhibit 1.2
                                                                  EXECUTION COPY

                                TECO ENERGY, INC.

                                  $200,000,000

                            MEDIUM-TERM NOTE PROGRAM

                Due from 9 Months to 15 Years from Date of Issue

                                AGENCY AGREEMENT

                                           September 20, 2000

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina 28255

Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York 10013

Ladies and Gentleman:

         TECO Energy, Inc., a Florida corporation (the "COMPANY"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $200,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its medium-term notes due from 9 months to 15 years from date of issue (the "NOTES"). The Notes will be issued under an Indenture dated as of August 17, 1998 (the "BASE INDENTURE") between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in indentures supplemental to the Base Indenture (each, a "SUPPLEMENTAL INDENTURE," the Base Indenture as amended by such Supplemental Indentures referred to herein as the "INDENTURE").

         The Company hereby appoints Banc of America Securities LLC and Salomon Smith Barney Inc. (individually an "AGENT" and collectively the "AGENTS") as its agents, subject to Section 8, Section 11 and the Company's right to sell Notes directly to investors without the use of agents for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a purchase agreement relating to such sale (a "PURCHASE AGREEMENT") in accordance with the provisions of Section 2(b) hereof.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto and any amendments thereto, is hereinafter referred to as the "REGISTRATION STATEMENT." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "BASE PROSPECTUS." The term "PROSPECTUS" means the Base Prospectus together with the prospectus supplement or supplements (each a "PROSPECTUS SUPPLEMENT") specifically relating to Notes, including any preliminary prospectus used prior to the filing of the final prospectus, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "BASE PROSPECTUS" and "PROSPECTUS" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each Agent as of the Commencement Date (as defined below), as of each date on which an Agent solicits offers to purchase Notes from the Company, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Purchase Agreement), as of each date the Company issues and delivers Notes, and as of each date the Registration Statement or the Base Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Base Prospectus and the Prospectus, each as amended or supplemented to each such date):

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, on the date it was or is filed with the Commission, (A) complied or will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) did not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, when so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, on the date it was declared effective, and the Prospectus, as of the date of the Base Prospectus, complied and, as amended or supplemented (other than in the case of a preliminary prospectus), if applicable, on the date of such Amendment or Supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, on the date of such Amendment or Supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (1) the representations and warranties set forth in this paragraph do not apply (x) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or (y) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee and (2) the representations and warranties set forth in clauses 1(b)(ii) and 1(b)(iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes from the Company or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Base Prospectus;

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Florida, and has the power and authority (corporate and otherwise) to own its property and to conduct its business as described in the Prospectus;

               (d) Each of the Company's "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act) is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, and has full power and authority (corporate and other) to own its properties and to conduct its business as described in the Registration Statement and Prospectus;

               (e) All of the issued shares of capital stock of each of the Company's significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances and claims.

               (f) Each of the Company and its significant subsidiaries is duly qualified as a foreign corporation in all jurisdictions where it owns or leases substantial real properties or in which the conduct of its business requires qualification as a foreign corporation and in which the failure to so qualify could have a material adverse effect on the business, financial condition or prospects of the Company and its subsidiaries taken as a whole;

               (g) The Company has full power and lawful authority to authorize, execute and deliver this Agreement and any applicable Purchase Agreement (as hereinafter defined) on the terms and conditions set forth herein and therein and the Agreement and any applicable Purchase Agreement have been duly authorized, executed and delivered by the Company;

               (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

               (i) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company;

               (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Purchase Agreement will not result in a breach of or constitute a default under nor will it violate the provisions of any indenture, mortgage, deed of trust, agreement, or other instrument to which the Company is a party or by which it or any of its property is bound nor will it violate the provisions of the Restated Articles of Incorporation or by-laws of the Company or any statute, or any order, rule or regulation, to the extent applicable to the Company, of any court or other governmental or regulatory body and no consent, approval, authorization or order of, or qualification with, any governmental or regulatory body, including the Florida Public Service Commission, is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Purchase Agreement, except, as have been obtained and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

               (k) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus;

               (l) The financial statements of the Company, together with related notes, incorporated in the Registration Statement and the Prospectus present fairly, in accordance with generally accepted accounting principles consistently applied (except as stated therein and except the notes to the interim financial statements), the financial position and the results of operations of the Company and its predecessors at the dates and for the respective periods to which they apply;

               (m) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (n) The Company has filed an appropriate exemption statement pursuant to the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act") and is exempt from all provisions of the 1935 Act except Section 9(a)(2)thereof relating to the acquisition of securities of other public utility companies. The Company is not subject to the jurisdiction of the Florida Public Service Commission with respect to the issue and sale of the Notes;

               (o) PricewaterhouseCoopers LLP, successor to Coopers & Lybrand LLP who have certified financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

               (p) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba; and

               (q) The ROARS Remarketing Agreement between the Company and the Initial Callholder (as defined in the Prospectus), when entered into, shall have been duly authorized, executed, and delivered by the Company.

2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

               (a) SOLICITATIONS AS AGENT. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

               The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); PROVIDED, HOWEVER, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may reasonably request.

               The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:

                          TERM                         COMMISSION RATE

        From 9 months to less than 1 year              .125%
        From 1 year to less than 18 months             .150%
        From 18 months to less than 2 years            .200%
        From 2 years to less than 3 years              .250%
        From 3 years to less than 4 years              .350%
        From 4 years to less than 5 years              .450%
        From 5 years to less than 6 years              .500%
        From 6 years to less than 7 years              .550%
        From 7 years to less than 10 years             .600%
        From 10 years to less than 15 years            .625%
        15 years and beyond                            subject to negotiation

               Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Supplemental Indenture relating to such Notes. Additional procedural details relating to such Notes may be set forth in one or more letter agreements between the Company and the Trustee.

               (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Purchase Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Purchase Agreement will take the form of a written agreement between such Agent and the Company, which may be substantially in the form of Exhibit A hereto (a "PURCHASE AGREEMENT").

               An Agent's commitment to purchase Notes pursuant to a Purchase Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and other terms of such Notes. Each such Purchase Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

               Each Purchase Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Purchase Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Supplemental Indenture relating to such Notes. Additional procedural details relating to such Notes may be set forth in one or more letter agreements between the Company and the Trustee. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Purchase Agreement is referred to herein as a "SETTLEMENT DATE."

               Unless otherwise specified in a Purchase Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

               (c) DELIVERY. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the office of Ropes & Gray, counsel for the Agents, not later than 10:00 a.m., New York City time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes or (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes pursuant to a Purchase Agreement. The date of delivery of such documents is referred to herein as the "COMMENCEMENT DATE."

               (d) OBLIGATIONS SEVERAL. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

3. AGREEMENTS. The Company agrees with each Agent that:

               (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Purchase Agreement, the Company will not file any Prospectus Supplement relating to Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; PROVIDED, HOWEVER, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Base Prospectus (except that notice of the filing of an amendment or supplement to the Base Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus or for any additional information,
     (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as practicable the withdrawal thereof. If the Base Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

               (b) If, at any time when a prospectus relating to Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed with the Commission, except as otherwise expressly provided, at such time it deems appropriate, an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, reasonably satisfactory to the Agents, that will correct such statement or omission or effect such compliance, and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to Sections 3(f), 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration

     Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this paragraph, until the distribution of any Notes an Agent may own as principal has been completed up to a maximum of fifteen days from the date of the Purchase Agreement, if any event described above in this paragraph occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, reasonably satisfactory to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request, and shall furnish to such Agent pursuant to Sections 3(f), 5(a), 5(b), and 5(c) such documents, certificates, opinions, and letters as it may request in connection with the preparation and filing of such amendment or supplement.

               (c) The Company will make generally available to its security holders an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the first fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

               (d) The Company will furnish to each Agent, without charge, a conformed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

               (e) The Company will cooperate in the qualification of the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Agents shall reasonably request and help to maintain such qualifications for as long as the Agents shall reasonably request.

               (f) The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Base Prospectus, any amendments or supplements thereto, the Indenture, any Supplemental Indenture, the Notes, this Agreement, any Purchase Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

               (g) The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

               (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Purchase Agreement, including (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memoranda in an amount not exceeding $5,000 with respect to any such memorandum, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for a requested rating of the Notes (the Company agrees the Agent shall not be obligated to pay bills for unrequested ratings), (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (ix) any out-of-pocket expenses incurred by the Agents which have been approved by the Company.

               (i) During the period beginning the date of any Purchase Agreement and continuing to and including the Settlement Date with respect to such Purchase Agreement (which period shall not exceed 15 days), the Company will not, without such Agent's prior written consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to such Notes (other than (A) the Notes that are to be sold pursuant to such Purchase Agreement, (B) Notes previously agreed to be sold by the Company, (C) commercial paper issued in the ordinary course of business and (D) in connection with Acquisitions), except as may otherwise be provided in such Purchase Agreement.

          4. CONDITIONS OF THE OBLIGATIONS OF THE AGENTS. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes pursuant to any Purchase Agreement, and the obligation of a purchaser to purchase Notes sold through an Agent as agent will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy in all material respects of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, and to the performance and observance by the Company in all material respects of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

          (a) Prior to such solicitation or purchase, as the case may be:

               (i) there shall not have occurred any change, or any development involving a propective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the reasonable judgment of the relevant Agent, is material and adverse and that makes it, in the reasonable judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented.

              (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
     (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses 4(a)(ii)(A) through 4(a)(ii)(D), such event, singly or together with any other such event, makes it, in the reasonable judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

             (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

except (A) in each case described in Section 4(a)(i), 4(a)(ii) or 4(a)(iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made, or (B) in each case described in Section 4(a)(ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

          (b) On the Commencement Date and, if called for by any Purchase Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

               (i) The opinion, dated as of such date, of Palmer & Dodge LLP, outside counsel for the Company, to the effect that:

                    (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Florida has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented;

                    (B) each of this Agreement and any applicable Written Purchase Agreement has been duly authorized, executed and delivered by the Company;

                    (C) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                    (D) the Notes have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                    (E) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Purchase Agreement will not contravene any provision of applicable law or the restated Articles of incorporation or by-laws of the Company or constitute a default under any agreement or other instrument binding upon the Company or any of its subsidiaries that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 1999, or any subsequently filed periodic report, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Purchase Agreement, except as has been obtained and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes or the rules of the National Association of Securities Dealers;

                    (F) The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and preliminary prospectus used prior to the filing of the final prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than any preliminary prospectus) (other than the financial statements and other financial information and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

                    (G) the statements in the Prospectus, as then amended or supplemented, under the captions "Description of the Notes" and "Description of the Debt Securities," insofar as such statements constitute summaries of the provisions of the Indenture fairly summarize the matters referred to therein;

                    (H) such counsel is of the opinion ascribed to it in the Prospectus, as then amended or supplemented, under the caption "Material United States Federal Income Tax Consequences";

                    (I) such counsel (1) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) nothing has come to such counsel's attention which has caused it to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, as then amended, if applicable, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) nothing has come to such counsel's attention which causes it to believe that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses 4(b)(i)(I)(3) and 4(b)(i)(I)(4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Base Prospectus;

                    (J) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" required to be registered under the Investment Company Act of 1940, as amended and

                    (K) the Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9(a)(2) thereof).

                    In rendering such opinion, Palmer & Dodge may rely as to such matters governed by Florida law upon the opinion of Sheila M. McDevitt, corporate counsel to the Company (provided Palmer & Dodge shall state that they believe both they and you are justified in relying upon such opinion).

               (ii) The opinion, dated as of such date, of Sheila M. McDevitt, corporate counsel to the Company, to the effect that:

                    (A) Each of the Company's "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act) that is a Florida corporation is a corporation duly incorporated and validly existing in good standing under the laws of the state of Florida, and has full power and authority (corporate and other) to own its properties and to conduct its business as described in the Registration Statement and Prospectus; and

                    (B) All of the issued shares of capital stock of each of the Company's significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances and claims.

               (iii) The opinion, dated as of such date, of Ropes & Gray, counsel for the Agents, covering such matters as the Agents may reasonably request, such counsel having received such papers and information as they may reasonably request to enable them to pass on such matters.

          (c) On the Commencement Date and, if called for by any Purchase Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate of the Company, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 4(a)(iii) and to the effect that the representations and warranties of the Company contained in this Agreement are, to the best of his or her knowledge true and correct in all material respects as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

          (d) On the Commencement Date and, if called for by any Purchase Agreement, on the corresponding Settlement Date, PricewaterhouseCoopers LLP, independent public accountants, shall have furnished to the relevant Agents a letter or letters, dated the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

          (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

5. ADDITIONAL AGREEMENTS OF THE COMPANY.

          (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), upon the reasonable request of the Agent the Company will deliver or cause to be delivered forthwith to each Agent a certificate of the Company signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

          (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent a written opinion of independent counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

          (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company, upon the reasonable request of the Agent, shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in
Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

6. INDEMNITY AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (A) any such untrue statement or omission or alleged untrue statement or omission based upon (i) information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein or (ii) information in that part of the Registration Statement that constitutes the Form T-1, (B) failure to deliver the Prospectus as most recently supplemented or amended with or prior to the written confirmation of such sale or (C) sales made following notice pursuant to Section 3(b) and prior to delivery of an amended or supplemented Prospectus.

          (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b) above, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents that are indemnified parties, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 6 shall be several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities, and not joint.

          (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 6(d) that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 6, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any Purchase Agreement will remain in full force and effect regardless of (i) any termination of this Agreement or any such Purchase Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

          7. POSITION OF THE AGENTS. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent pursuant to a Purchase Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

          8. TERMINATION. This Agreement may be terminated at any time by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Purchase Agreement, and the termination of any such Purchase Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(c), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 10 and 13 shall survive; PROVIDED that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 3(a), 3(d), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

          9. NOTICES. All communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall be sent, if to the Agents, to:

                  Banc of America Securities LLC
                  100 North Tryon Street
                  Charlotte, North Carolina 28255
                  Facsimile: (212) 847-6441
                  Attention: Lily Chang

         and a copy to:

                  Salomon Smith Barney Inc.
                  390 Greenwich Street
                  New York, New York 10013
                  Facsimile: (212) 723-8672
                  Attention: Howard Hiller
         with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110
                  Facsimile: (617) 951-7050
                  Attention: Mark V.  Nuccio

         and if to the Company, to:

                  TECO Energy, Inc.
                  702 North Franklin Street
                  Tampa, Florida  33602
                  Facsimile: (813) 228-1328
                  Attention: General Counsel

         with a copy to:

                  Palmer & Dodge LLP
                  One Beacon Street
                  Boston, Massachusetts  02108
                  Facsimile: (617) 227-4420
                  Attention: John Whitlock

          10. SUCCESSORS. This Agreement and any Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

          11. AMENDMENTS. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; PROVIDED that the Company may from time to time, on seven days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

          12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT WITH RESPECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

          14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                                 Very truly yours,

                                                 TECO ENERGY, INC.

                                                 By: /s/ Sandra W. Callahan
                                                     ----------------------
                                                     Name:  Sandra W. Callahan
                                                     Title: Vice-President -
                                                            Treasurer

         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By: Lily Chang
    ------------------------
    Name:  Lily Chang
    Title: Principal

SALOMON SMITH BARNEY INC.

By: Howard Hiller
    ------------------------
    Name:  Howard Hiller
    Title: Managing Director

                                                                       EXHIBIT A

                                TECO ENERGY, INC.

                                Medium-Term Notes

                               PURCHASE AGREEMENT

                                                   [Date]

TECO Energy, Inc.
702 North Franklin Street
Tampa, Florida  33602
Attention: Sandra Callahan

         Re:      PURCHASE OF MEDIUM-TERM NOTES DUE [MATURITY DATE] (THE
                  "NOTES")

         Reference is made to the Agency Agreement dated September __, 2000 between you and each of us (the "Agency Agreement"). Capitalized terms used herein and not defined are used as defined in the Agency Agreement.

         We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names at a price of ___% (as a percentage of the principal amount of the Notes):

                                                     PRINCIPAL AMOUNT
                NAME                                      OF NOTES

Banc of America Securities LLC                       $
Salomon Smith Barney Inc.

       Total    ...................................  $
                                                     ===================

         The Settlement Date and time shall be __________. The place of delivery of the Notes shall be_______.

         The Notes shall be in the form of, and shall have the terms set forth in, the Form of Note attached as Exhibit A hereto.

         The provisions of Sections 1, 2(b), 2(c), 3 through 6 and 9 through 13 of the Agency Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

         If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions Banc of America Securities LLC may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the amount of Notes that any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to Banc of America Securities LLC and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either Banc of America Securities LLC or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.

         This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 9, 10 and 13 of the Agency Agreement shall survive for the purposes of this Agreement.

         The following information, opinions, certificates, letters and documents referred to in Section 4 of the Agency Agreement will be required:

         (i) the opinions of Palmer & Dodge LLP, counsel for the Company, and Ropes and Gray, counsel for the Agents, as set forth in Section 4(b)(i) and (ii);

         (ii) a certificate of the Company as set forth in Section 4(c);

         (iii) a letter or letters from PricewaterhouseCoopers LLP, independent public accountants, as set forth in Section 4(d); and

         (iv) such appropriate further information, certificates and documents as the Agents may reasonably request.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                       Very truly yours,

                                       BANC OF AMERICA SECURITIES LLC

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                       SALOMON SMITH BARNEY INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Agents and you.

         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

                                       TECO ENERGY INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title: